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EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-97988 and 333-36025) and in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-26599, 333-36023 and 333-46997) of Silicon Valley Research, Inc. of our report dated June 12, 1998 appearing on page 19 of this Form 10-K.



/s/ PRICE WATERHOUSE LLP


San Jose, California
June 29, 1998